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                                                                    EXHIBIT 21.1


Subsidiaries of the Registrant

                                                                 Jurisdiction of
Name                                                              Incorporation
----                                                             ---------------

HTM Holdings, Inc.                                               Delaware

SMTC de Chihuahua S.A. de C.V.                                   Mexico

SMTC Manufacturing Corporation of California                     California

SMTC Manufacturing Corporation of Canada                         Ontario, Canada

SMTC Manufacturing Corporation of Colorado                       Delaware

SMTC Manufacturing Corporation of Ireland                        Ireland

SMTC Manufacturing Corporation of Massachusetts                  Delaware

SMTC Manufacturing Corporation of North Carolina                 North Carolina

SMTC Manufacturing Corporation of Texas                          Texas

SMTC Nova Scotia Company                                         Nova Scotia,
                                                                 Canada